                                                                   EXHIBIT 10.84

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT (hereinafter the "Agreement"), made this 4th day of June, 1997, by and between Holding Company No. 1, Inc. on (hereinafter "Company"), and Mark E. Furth (hereinafter "Employee").

                              W I T N E S S E T H :

         WHEREAS, Employee desires employment upon the terms and conditions herein stated; and

         WHEREAS, Company desires to employ Employee upon the terms and conditions herein stated; and

         WHEREAS, Employee and Company desire to embody in writing the terms and conditions of such employment in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and considerations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Employment. Company hereby employs Employee and Employee hereby accepts such employment on a full time basis as Senior Vice President of Research upon the terms and conditions hereinafter set forth.

         2. Term. The term of this Agreement shall be for one year, beginning June 9, 1997, and ending June 8, 1998, unless sooner terminated as provided herein. Thereafter, this Agreement shall be automatically renewed for successive one-year terms upon the terms and conditions herein set forth and subject to salary adjustments as provided for in paragraphs 3 and 10 below, unless either party gives notice as herein provided to the other of said party's intent not renew this Agreement not less than 90 days prior to the expiration of the one-year term then in effect.

         3. Salary. For all services rendered by Employee under this Agreement, Company shall pay to employee an annual salary of $205,000 for the initial one-year term hereof. Salary for any successive one-year terms shall be agreed upon not less than 120 days before commencement of each one-year term unless such a requirement is waived by the parties; provided, however, that the salary offered by the Company for any renewal term shall not be less than the salary for the one-year term then in effect.

         4. Stock Options. Employee has been granted as of the term commencement date (the "Grant Date") options to purchase 40,000 shares of common stock of Pharmaceutical Product Development, Inc. ("PPD") at a purchase price equal to NASDAQ market close price on the Grant Date. Said share options have been granted under the terms of PPD's Equity Compensation Plan (the "Plan") and are subject to all of the terms and conditions of the Plan as more specifically evidenced by that certain Stock Award Agreement entered into by the parties as of the Grant Date, which Stock Award Agreement is in a form substantially similar to that generally provided to Plan participants except that (a) 13,334 of the share options may only be exercised one year after the Grant Date, (b) 13,333 of the share options may only be exercised two years after the Grant Date, (c) the remaining 13,333 share options may only be exercised three years after the Grant Date, and (d) any unvested share options, i.e., share options which cannot be exercised under the terms hereof, shall be forfeited upon Employee's termination of employment with Company; provided, however, that if Company assigns this Agreement as permitted in paragraph 19 below or terminates Employee without cause as permitted in paragraph 8 below during the initial one-year term hereof, the one-year period specified in clause (a) above shall be deemed to have been satisfied on the day immediately prior to the effective date of said assignment or termination, whichever is applicable. In addition, if Company terminates Employee without cause as permitted in paragraph 8 below during any second or third year term of this Agreement, the two-year and three-year periods specified in the above clauses (b) and (c), respectively, shall be deemed to have been satisfied on the day immediately prior to the effective date of said termination.

         5. Duties. Employee shall have overall responsibility for and decision making authority necessary to fulfill his duties as Senior Vice President of Research. Employee's duties shall include but not be limited to developing a discovery research capability involving the GSX System, combinatorial chemistry and other functions as agreed upon time to time. Employee shall carry out his duties and responsibilities under the general supervision of the Chief Executive Officer of PPD or, in the discretion of the Chief Executive Officer, the Chief Operating Officer of PPD. Employee shall not be required to relocate from the Research Triangle Park, North Carolina area in the performance of his duties hereunder. Employee shall undertake such travel as required to perform the duties prescribed herein. During the term of this Agreement, Employee shall devote substantially all of his working time, attention and energies to the business of Company. Nothing herein shall be construed to prevent Employee from serving as a director of one or more companies, provided such directorship does not interfere with Employee's regular performance of his duties and responsibilities hereunder and the directorship has been approved in advance by Company. Further, Employee may engage in charitable and community affairs and attend to his passive investments, provided such activities do not interfere with the regular performance of his duties and responsibilities hereunder.

         6. Working Facilities. Company shall furnish Employee with office space, equipment, technical, secretarial and clerical assistance and such other facilities, services, support and supplies in the Research Triangle Park, North Carolina area as may be reasonably needed to perform the duties herein prescribed in an efficient and professional manner.

         7. Non-Compete. During the term of this Agreement, Employee hereby agrees that he shall not (a) become an officer, employee, director, agent, representative, member, associate or consultant of or to a corporation, partnership or other business entity or person except as provided herein, (b) directly or indirectly acquire a proprietary interest in a corporation, partnership or other business entity or person, or (c) directly or indirectly own any stock in a corporation (other than a publicly traded corporation of which Employee owns less than five percent (5%) of the outstanding stock) which is engaged in the business of managing clinical research programs for pharmaceutical and medical products or in any other business which is developed by Company during the term of this Agreement anywhere in the United States (whether or not such business is physically located within the United States). The parties agree that the business and operations of Company are national in scope. For that reason, the parties agree that a geographical limitation on the foregoing covenant is not appropriate.

         8. Termination. Notwithstanding any other provision of this Agreement, Company may terminate Employee's employment hereunder upon the occurrence of any of the following events:

                  a. Death of Employee.

                  b. A determination by the Chief Executive Officer of PPD, acting in good faith and made after consultation with PPD's Board of Directors, but made in the sole discretion of said Chief Executive officer, that Employee has failed to substantially perform his duties under this Agreement.

                  c. A determination by the Chief Executive Officer of PPD, acting in good faith but made in the sole discretion of said Chief Executive Officer, that Employee (i) has become physically or mentally incapacitated and is unable to perform his duties under this Agreement as a result of such disability, which inability continues for a period of sixty (60) consecutive calendar days, (ii) has breached any of the material terms of this Agreement; provided, that unless cure of such breach is not possible, Company shall give Employee written notice of the breach and Employee shall have 10 days to cure same; (iii) has demonstrated gross misconduct, or wrongful actions or omissions in the execution of his duties, or (iv) has been convicted of a felony.

         Upon termination of any of the foregoing, Employee shall be entitled to his salary through the date of termination and to any accrued and unpaid bonus which Employee shall have earned under the terms of any bonus plan in which Employee is a participant. Further, if Employee's employment hereunder is terminated pursuant to subsections a. or c.(i) above, the Company shall continue to pay Employee his monthly salary for six months from the date of termination.

         In addition to the grounds for termination of Employee's employment set forth in subsections a. through c. above, either Employee or the Company may terminate Employee's employment at any time, for any reason, without cause. As used herein, termination "without cause" means termination for any reason not provided for in subsections a. through c. of this paragraph 8, including without limitation constructive termination. "Constructive termination" as used herein means (x) a substantial reduction by Company of Employee's duties and responsibilities, (y) Employee's resignation from employment due to Company's material breach of this Agreement; provided, that unless cure of such breach is not possible, Employee shall give Company written notice of the breach and Company shall have 10 days to cure same; and (z) if Company is a wholly owned subsidiary of PPD, PPD sustains change of control and Employee elects to terminate this Agreement. "Change of control" as used herein shall mean (i) any merger, sale of assets or other business reorganization after which PPD is not the surviving company other than a reincorporation to change domicile of PPD, or
(ii) a change of control of a nature that would be required to be reported in response to Item 5(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), provided that such a change in control shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of PPD representing 50% or more of the combined voting power of PPD's then outstanding securities. If the Company terminates Employee without cause before the expiration of the initial one-year term hereof, the Company will continue to pay Employee his monthly salary for six months from the date of termination. If the Company terminates Employee without cause during any one-year term hereof after the initial one-year term above, Company will continue to pay Employee his monthly salary for twelve months from the date of termination, reduced by the compensation received by Employee from any other employment during said twelve-month period. If Company gives notice of its intent to not renew this Agreement as provided for in paragraph 2 above, Company will continue to pay Employee his monthly salary for six months from the date of termination, reduced by the compensation received by Employee from any other employment during said six-month period.

         9. Disclosure of Information; Company's Property. Employee shall execute the Company's Proprietary Information and Inventions Agreement, attached as Exhibit A hereto, effective the commencement date hereof.

         10. Benefits. During the term thereof, Employee shall be entitled to participate in all benefits provided by Company to its employees generally, including but not limited to health insurance, disability insurance and retirement plans, all of which are currently provided to employees of Company, subject to the eligibility requirements of any plan (s) establishing same. Employee shall be subject to PPD's policies applicable to other executive employees of PPD with respect to periodic reviews and increases in salary, and shall be considered for and eligible to participate in benefits, if any, provided generally by PPD to its executive employees, including but not limited to issuance of stock options, cash bonuses, etc., to the extent such bonuses, etc., are not otherwise provided for herein in connection with Employee's duties and performance as an executive employee. Employee shall be entitled to four weeks paid vacation during each one-year term hereof.

         11. Expenses. Company shall pay all expenses of Employee which are directly related to Employee's duties hereunder.

         12. Remedies. In the event of Employee's breach of the provisions of paragraph 7 of this Agreement, Company shall be entitled to a temporary restraining order and/or permanent injunction restraining Employee from such breach. Nothing herein shall be construed as preventing Company from pursuing any other available remedies for such breach or threatened breach, including recovery of damages from Employee and from any corporation, partnership or other business entity or person with which the Employee has entered or attempted to enter into a relationship.

         13. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be altered or amended except by agreement in writing signed by the parties.

         14. Waiver or Breach. Waiver by either party of a breach of any provision of this Agreement by the other party shall not operate as a waiver of any subsequent breach by the other party. No waiver shall be valid unless in writing and signed by the party against whom the waiver is sought.

         15. Severability. If any portion of this Agreement shall be declared invalid by a court of competent jurisdiction, the remaining portion shall continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated and this Agreement shall be so construed.

         16. Benefit. This Agreement shall inure to the benefit of and be binding upon Company, its successors and assigns, and Employee, his heirs, successors, assigns and personal representatives.

         17. Applicable Law. This Agreement shall be governed by the laws of the State of North Carolina.

         18. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, including but not limited to any breach, or as to its existence, validity, interpretation, performance or non-performance, breach or damages, including claims in tort, shall be decided by a single neutral arbitrator in Wilmington, North Carolina in binding arbitration pursuant to the rules and regulations of the American Arbitration Association then in effect. The parties to any such arbitration shall be limited to the parties to this Agreement or any successor thereof. The written decision of the arbitrator shall be final and binding, and may be entered and enforced in any court of competent jurisdiction and each party specifically acknowledges and agrees to waive any right to a jury trial in any such forum. Each party to the arbitration shall pay its fees and expenses, unless otherwise determined by the arbitrator.

         19. Assignment. Neither party hereto may assign said party's rights or obligations hereunder without the prior written consent of the other, except that Company shall have the right without Employee's prior written consent to assign this Agreement to PPD's designated research entity, without regard to PPD's ownership interest therein.

         20. Notice. Any notice required or permitted hereunder shall be delivered in person or mailed certified mail, return receipt requested, to either party at Company's principal office in Wilmington, North Carolina and shall be deemed received when actually received. Any notice from Employee to Company shall be addressed to the Chief Executive Officer or General Counsel of PPD.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first hereinabove set forth.


COMPANY                             HOLDING COMPANY NO. 1, INC.


                                    By:    /s/ Fred N. Eshelman
                                           ---------------------------------
                                    Title: President
                                           ---------------------------------





EMPLOYEE                                   /s/ Mark E. Furth
                                           ------------------------------ (SEAL)
                                           Mark E. Furth



Pharmaceutical Product Development, Inc. hereby guarantees payment and performance of all of the obligations of under this Employment Agreement.

                                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.


                                    By:    /s/ Fred N. Eshelman
                                           ---------------------------------
                                    Title: Chief Executive Officer
                                           ---------------------------------